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                           SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C. 20549

                                     ---------------

                                        FORM 8-K

                                     CURRENT REPORT

                           Pursuant to Section 13 or 15(d) of
                          the Securities Exchange Act of 1934

                                     ---------------

           Date of Report (Date of earliest event reported)  MAY 29, 1996
                                                             ------------

                              CHINA INDUSTRIAL GROUP, INC.
              --------------------------------------------------------------
                 (Exact name of registrant as specified in its charter)

                                         COLORADO
              --------------------------------------------------------------
                      (State or other jurisdiction of incorporation)

              0-16365                                   84-0974043
      ------------------------               ---------------------------------
      (Commission File Number)               (IRS Employer Identification No.)

          SUITE 2101-2 CENTRAL PLAZA, 18 HARBOUR ROAD, WAN CHAI, HONG KONG
          ----------------------------------------------------------------
          (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code:  (8522) 877-3857


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ITEM 5.  OTHER EVENTS

         On May 29, 1996, China Industrial Group, Inc. (the "Registrant") disposed of its interest in Nimrod (Hong Kong) Limited ("NHKL"), a wholly-owned subsidiary of the Registrant. NHKL primary business involves purchase of wool products for sale within the People's Republic of China ("China") and purchase of chemicals and other industrial materials within China for export and sale outside of China. In its continuing efforts to reorganize its business, the Registrant is shifting its operations to focus primarily on the manufacture of high-end woolen products, such as cashmere, and is disposing of its non-core assets.

         The acquisition of Cashmere International Holdings Limited on
May 18, 1996 marks the beginning of the Registrant's change of its business focus to the manufacture of cashmere products. The Registrant expects to capitalize on its experience in reviving traditional inefficient government-owned manufacturing facilities in China and anticipates a steady growth in revenues and earnings after the initial period of establishing itself as a cashmere manufacturer in China and its exporter to markets overseas. In addition, Registrant is confident that the production capability of its manufacturing facilities is as competitive as other foreign manufacturing facilities, both in quality production and cost-effectiveness. Since China is one of the largest producers of cashmere, the Registrant also has an advantage of local supply of raw materials.

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                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 12, 1996                           CHINA INDUSTRIAL GROUP, INC.


                                               By: /s/ Benthony Ip
                                                   -----------------------
                                                   Benthony Ip
                                                   Chief Financial Officer








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